                                                                    EXHIBIT 21.1


              SUBSIDIARIES OF SPECIALTY EQUIPMENT COMPANIES, INC.

                                                                Jurisdiction of
                                                                Incorporation or
Subsidiary                                                      Organization
----------                                                      ------------
Bloomfield Industries Canada Limited........................... Ontario, Canada
FM Manufacturing, Inc.......................................... Delaware
Specialty Equipment Foreign Sales Corporation.................. Delaware
Taylor-Chicago Corp............................................ Illinois
Taylor Freezer (Cyprus) Limited................................ Cyprus
Taylor Freezer International S.r.l............................. Rome, Italy